Exhibit 5.4

[Letterhead of Clifford Chance LLP]

To Barclays Bank PLC 1 Churchill Place London E14 5HP	Our ref: SS/70-40632821 Direct Dial: +44 20 7006 2977 E-mail: simon.sinclair@cliffordchance.com

28 July 2016

Dear Sirs

Barclays Bank PLC

Form F-3 - Registration Statement Under the Securities Act of 1933

We have acted, and have prepared this letter, on the instructions of Barclays Bank PLC (the “Bank”) in connection with the amendment to the Bank’s Form F-3 - Registration Statement under the Securities Act of 1933, as amended (the “Registration Statement”) (which was previously filed with the Securities and Exchange Commission (the “Commission”) on 18 July 2016), pursuant to post-effective amendment No.1 to the Registration Statement (the “Post-Effective Amendment Registration Statement”), which is to be filed with the Commission for the purpose of registering the Bank’s senior secured debt securities (the “Senior Secured Debt Securities”).

The Senior Secured Debt Securities are to be issued pursuant to, and governed by, an indenture (the “Senior Secured Debt Indenture”) to be entered into by the Bank and the Trustee and to be entered into in the form incorporated as an exhibit into the Post-Effective Amendment Registration Statement.

1.	INTRODUCTION

1.1	Opinion Documents

This Opinion relates to the Indenture.

1.2	Defined Terms

In this Opinion:

1.2.1	“Indenture” means the Senior Secured Debt Indenture;

1.2.2	“Securities” means the Senior Secured Debt Securities;

1.2.3	terms defined or given a particular construction in the Post-Effective Amendment Registration Statement have the same meaning in this Opinion unless a contrary indication appears;

1.2.4	headings in this Opinion are for ease of reference only and shall not affect its interpretation; and

1.2.5	all references in this Opinion to paragraphs mean paragraphs in this Opinion.

1.3	Legal Review

In connection with the giving of this Opinion:

1.3.1	we have reviewed the documents referred to in paragraph 1 of Schedule 1 (Documents and Enquiries) and completed the searches and enquiries referred to in paragraph 2 of Schedule 1 (Documents and Enquiries) and any references to such documents in this Opinion are to those documents as originally executed;

1.3.2	we have not verified the facts or the reasonableness of any statements (including statements as to foreign law) contained in the Indenture or the Post-Effective Amendment Registration Statement, save as expressly specified in paragraph 2.3 (Taxation statements in the Registration Document);

1.3.3	we have not been responsible for ensuring that the Post-Effective Amendment Registration Statement contains all material facts;

1.3.4	we have not been responsible for ensuring that the Post-Effective Amendment Registration Statement complies with the requirements of any competent authority; and

1.3.5	we have not been responsible for ensuring that any issuance of Securities registered on the Post-Effective Amendment Registration Statement comply with legal and regulatory requirements of any jurisdictions.

1.4	Applicable Law

This Opinion is governed by English law, relates only to English law as applied by the English courts as at today’s date and does not extend to the laws of any other jurisdiction (save as described in paragraph 1.5 (Taxation)). All non-contractual obligations and any other matters arising out of or in connection with this Opinion are governed by English law.

1.5	Taxation

We express no opinion on any taxation matter, and none is implied or may be inferred, save as expressly specified in paragraph 2.3 (Taxation statements in the Registration Document). In respect of those tax matters, this Opinion is confined to, and given on the basis of, English law, United Kingdom tax law and Her Majesty’s Revenue and Customs (“HMRC”) practice in force or applied in the United Kingdom as at today’s date.

1.6	Assumptions and Reservations

This Opinion is given on the basis of our understanding of the terms of the Indenture and the assumptions set out in Schedule 2 (Assumptions) and is subject to the reservations set out in Schedule 3 (Reservations). This Opinion is strictly limited to the matters stated in paragraph 2 (Opinions) and does not extend to any other matters.

2.	OPINION

We are of the opinion that:

2.1	Corporate Existence

The Bank is a company duly incorporated in England.

2.2	Legal, valid, binding and enforceable obligations

If the Indenture had been entered into as of today’s date and in the form filed as an exhibit to the Post-Effective Amendment Registration Statement and if any proceedings were taken in England for the enforcement of the Indenture, the obligations expressed to be assumed by the Issuer in the Indenture would be recognised by the English courts as its legal, valid and binding obligations and would be enforceable in the English courts.

2.3	Taxation statements in the Registration Document

The statements in the Post-Effective Amendment Registration Statement under the heading “Tax Considerations – United Kingdom Taxation” are correct in all material respects.

3.	ADDRESSEES AND PURPOSE

The scope and content of this Opinion solely have regard to the interest of the Bank in accordance with its instructions. This Opinion is provided in connection with the amendment to the Bank’s F-3 Registration Statement and is addressed to and is solely for the Bank and it may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person save as provided below.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Post-Effective Amendment Registration Statement and to the reference to us under the headings “Tax Considerations – United Kingdom Taxation”, “Service of Process and Enforcement of Liabilities” and “Validity of Securities” in the Prospectus included in the Post-Effective Amendment Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended or the rules and regulations of the Commission thereunder.

Yours faithfully,

/s/ Clifford Chance LLP

SCHEDULE 1

DOCUMENTS AND ENQUIRIES

1.	DOCUMENTS

We have reviewed only the following documents for the purposes of this Opinion.

(a)	A copy of the Post-Effective Amendment Registration Statement.

(b)	Form of Senior Secured Debt Indenture filed as an exhibit to the Post-Effective Amendment Registration Statement.

(c)	A copy of the articles of association of the Bank adopted on 30 April 2010.

(d)	A copy of extracts from the minutes of a meeting of the board of directors of the Bank held on 12 December 2013, certified a true copy by Marie Smith.

(e)	A copy of extracts from the minutes of a meeting of the board of directors of the Bank held on 12 December 2013, as amended by resolutions of the board of directors adopted at a meeting held on 19 June 2014, certified a true copy by Patrick Gonsalves.

(f)	A copy of extracts from the minutes of a meeting of the board of directors of the Bank held on 17 December 2015, certified a true copy by Patrick Gonsalves.

(g)	A copy of the approval by the Group Finance Director of the Bank dated 29 June 2016, certified a true copy by Jessica Cameron.

2.	SEARCHES AND ENQUIRIES

We have undertaken only the following searches and enquiries for the purposes of this Opinion.

(a)	A search was conducted with the Registrar of Companies in respect of the Bank on 28 July 2016.

(b)	An enquiry by telephone was made at the Companies Court in London of the Central Index of Winding Up Petitions on 28 July 2016 at 10:12 a.m. with respect to the Bank.

SCHEDULE 2

ASSUMPTIONS

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures, stamps and seals are genuine, all original documents are authentic, all deeds and counterparts were executed in single physical form and all copy documents supplied to us as photocopies or in portable document format (PDF) or other electronic form are genuine, accurate, complete and conform to the originals.

(b)	Any certification referred to in Schedule 1 (Documents and Enquiries) is correct in all respects.

(c)	The copy of the articles of association of the Bank provided to us as referred to in Schedule 1 (Documents and Enquiries) is accurate and complete as of the date of this Opinion.

2.	CORPORATE AUTHORITY

(a)	There have been no amendments to the form of the constitutional documents of the Bank referred to in Schedule 1 (Documents and Enquiries).

(b)	The resolutions of the board of directors and the committee of directors of the Bank referred to in Schedule 1 (Documents and Enquiries) were duly passed and adopted at properly constituted and quorate meetings of duly appointed directors or, as the case may be, duly appointed committees of the Bank.

(c)	The resolutions referred to in paragraph (b) above and the approval of the Group Finance Director referred to in Schedule 1 (Documents and Enquiries) have not been amended or rescinded and are in full force and effect.

(d)	The extracts from the minutes referred to in Schedule 1 (Documents and Enquiries) are true records of the proceedings at the meetings of the board of directors and/or of the committee of directors of the Bank.

(e)	Each director has disclosed any interest which he may have in the transactions contemplated by the Indenture and the Post-Effective Amendment Registration Statement in accordance with the provisions of the Companies Act 2006 and the articles of association of the Bank and none of the directors of the Bank has any interest in such transactions except to the extent permitted by the articles of association of the Bank.

(f)	In resolving to sign the Post-Effective Amendment Registration Statement, any prospectus supplement and any documents issued in connection therewith,

including the Indenture, the directors of the Bank acted (and when electing to issue any Securities constituted by the Indenture will act) in good faith to promote the success of the Bank for the benefit of its members and in accordance with any other duty.

(g)	The resolutions of the board of directors and/or of the committee of directors of the Bank set out in the extracts from the minutes referred to in Schedule 1 (Documents and Enquiries) and the resolutions in writing of the committee of the directors of the Bank referred to in Schedule 1 (Documents and Enquiries) are not amended or rescinded and are in full force and effect at the time the Bank enters into the Indenture.

(h)	The entry into and execution of the Indenture is duly authorised by the Bank in accordance with the resolutions in writing of the committee of the directors of the Bank referred to in Schedule 1 (Documents and Enquiries).

(i)	That, as at 29 June 2016, Tushar Morzaria held the position of Group Finance Director of the Bank.

3.	CORPORATE CAPACITY OF THE PARTIES OTHER THAN THE COMPANY

Each party (other than the Bank) to the Indenture, if executed, has the capacity, power and authority to enter into and to exercise its rights and to perform its obligations thereunder.

4.	EXECUTION OF DOCUMENTS

The Indenture, if executed, is duly executed and delivered by each party thereto.

5.	DOCUMENTS NOT GOVERNED BY ENGLISH LAW

(a)	The obligations expressed to be assumed by the Bank under the Indenture, if executed, constitute the Issuer their legal, valid, binding and enforceable obligations under the laws of the State of New York and words and phrases used in the Indenture have the same meaning and effect as they would if the Indenture was governed by English law.

(b)	The submission to the jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York by the Bank contained in the Indenture is legal, valid and binding under the laws of the State of New York.

(c)	An English court would conclude that the Indenture, if executed has the same effect under the laws of the State of New York as they would have if such documents were governed by English law.

6.	OTHER ARRANGEMENTS AND ACTS

(a)	Save for those listed in Schedule 1 (Documents and Enquiries), there is no other agreement, instrument, other arrangement or relationship between any of the parties to the Indenture which modifies, supersedes or conflicts with the Indenture.

(b)	All acts, conditions or things required to be fulfilled, performed or effected in connection with the Indenture under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected.

(c)	That the Indenture will be, if executed, will be entered into in the form as reviewed by us for the purpose of this Opinion and outlined above.

7.	TAX MATTERS

The Bank is resident only in the United Kingdom for United Kingdom tax purposes.

8.	SEARCHES AND ENQUIRIES

There has been no alteration in the status or condition of the Bank as disclosed by the searches and enquiries referred to in Schedule 1 (Documents and Enquiries). However, it is our experience that the searches and enquiries referred to in paragraphs 2(a) and (b) of Schedule 1 (Documents and Enquiries) may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England, nor do they indicate whether or not insolvency proceedings have begun elsewhere.

9.	OTHER ASSUMPTIONS

There will not be, at any material time, any substitution of the Bank as issuer under the Indenture.

10.	OTHER LAWS

All acts, conditions or things required to be fulfilled, performed or effected in connection with the Indenture under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected.

SCHEDULE 3

RESERVATIONS

1.	GOVERNING LAW

(a)	The English courts may refuse to apply a provision of the laws of the State of New York if application of that provision of the laws of the State of New York would be manifestly incompatible with English public policy.

(b)	The parties’ choice of the laws of the State of New York as the governing law of the Indenture does not restrict the English courts from applying the overriding mandatory provisions of English law.

(c)	We express no opinion on the binding effect of the choice of law provisions in the Indenture insofar as they relate to non-contractual obligations arising from or in connection with the Indenture.

2.	ENFORCEMENT OF FOREIGN JUDGMENT

(a)	There are no reciprocal arrangements in force between the United States of America and the United Kingdom for the recognition or enforcement of judgments. Accordingly, a judgment by any federal or state court in the Borough of Manhattan, The City of New York is not enforceable directly in England but may be recognised and enforced by the English courts according to common law principles. A judgment by those courts will not be enforced by the English courts if:

(i)	the proceedings in which the judgment was given were opposed to natural justice;

(ii)	the judgment was obtained by fraud;

(iii)	the enforcement of the judgment would be contrary to English public policy;

(iv)	an order has been made and remains effective under section 9 of the Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to judgments of those courts;

(v)	before the date on which those courts gave judgment, the matter in dispute had been the subject of a final judgment of another court having jurisdiction whose judgment is enforceable in England;

(vi)	the judgment is for multiple damages within the meaning of section 5(3) of the Protection of Trading Interests Act 1980;

(vii)	the judgment is based on a rule of law specified by the Secretary of State under section 5(4) of the Protection of Trading Interests Act 1980 as concerned with the prohibition of restrictive trade practices;

(viii)	the judgment is on a claim for contribution in respect of damages awarded by a judgment falling within (vi) or (vii) above;

(ix)	the judgment is based on foreign measures which the Secretary of State specifies as regulating and controlling international trade and which, in so far as they apply to persons carrying on business in the United Kingdom, are damaging or threaten to damage the trading interests of the United Kingdom; or

(x)	the bringing of proceedings in those courts was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in those courts.

(b)	If the English court gives judgment for the sum payable under a judgment of any federal or state court in the Borough of Manhattan, The City of New York, the English judgment would be enforceable by the methods generally available for the enforcement of English judgments. These give the court a discretion whether to allow enforcement by any particular method, taking into account all relevant circumstances. It may not be possible to obtain an English judgment or the court may not exercise its discretion to enforce any English judgment if the judgment debtor is subject to any insolvency or similar proceedings, if there is a delay, if an appeal is pending or anticipated against the English judgment in England or against the foreign judgment in the federal or state court in the Borough of Manhattan, The City of New York or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

3.	APPLICATION OF FOREIGN LAW

If any obligation arising under the Indenture is or is to be performed in a jurisdiction outside England, it may not be enforceable in the English courts to the extent that performance would be illegal or contrary to public policy under the laws of the other jurisdiction. Further an English court may give effect to any overriding mandatory provisions of the law of the place of performance insofar as they render the performance unlawful or otherwise take into account the law of the place of performance in relation to the manner of performance and the steps to be taken in the event of defective performance.

4.	DEFAULT INTEREST AND INDEMNITIES BETWEEN PARTIES

(a)	Any provision of the Indenture requiring any person to pay amounts imposed in circumstances of breach or default may be held to be unenforceable on the grounds that it is a penalty. If the Indenture does not provide a contractual remedy for late payment of any amount payable thereunder that is a substantial remedy within the meaning of the Late Payment of Commercial Debts (Interest) Act 1998, as amended, the person entitled to that amount may have a right to statutory interest (and to payment of certain fixed sums) in respect of that late payment at the rate (and in the amount) from time to time prescribed pursuant to that Act. Any term of the Indenture may be void to the extent that it excludes or varies that right to statutory interest, or purports to confer a contractual right to interest that is not a substantial remedy for late payment of that amount, within the meaning of that Act. We express no opinion as to whether any such provisions in the Indenture does in fact constitute a “substantial remedy” in compliance with the conditions set out in Section 9 of such Act.

(b)	There is some possibility that an English court would hold that a judgment on the Indenture, whether given in an English court or elsewhere, would supersede the Indenture so that any obligations relating to the payment of interest after judgment or any currency indemnities would not be held to survive the judgment.

(c)	Any undertaking or indemnity given by the Bank in respect of stamp duty payable in the United Kingdom may be void under the provisions of Section 117 of the Stamp Act 1891.

(d)	An English court may in its discretion decline to give effect to any provision for the payment of legal costs incurred by a litigant.

5.	STAMP DUTY AND STAMP DUTY RESERVE TAX

The opinions in paragraph 2.3 (Taxation statements in the Registration Document) above assumes that any transfer of, or agreement to transfer, a holder’s rights in respect of Securities held in a clearing system does not amount to the transfer of, or an agreement to transfer either:

(i)	an interest in such Securities; or

(ii)	rights against the clearing system;

in each case falling short of full ownership of the relevant Securities. Whilst this point is not entirely free from doubt, we are not aware of the United Kingdom HM Revenue & Customs seeking to charge stamp duty or stamp duty reserve tax on the basis that the legal position is as set out in paragraphs (i) or (ii) above.

6.	OTHER QUALIFICATIONS

(a)	The opinions set out in paragraphs 2.2 (Legal, valid, binding and enforceable obligations) of this Opinion are subject to any limitations arising from a reconstruction, arrangement or compromise, a scheme within the meaning of Part 7 of the Financial Services and Markets Act 2000, any measures undertaken pursuant to stabilisation, resolution or recovery powers under the Bank Recovery and Resolution Directive (Directive 2014/59/EU), as implemented in any relevant jurisdiction or pursuant to any or similar powers under the laws of any other jurisdiction, insolvency, liquidation, administration, moratorium, reorganisation and similar laws generally affecting the rights of creditors.

(b)	Any provision of the Indenture which constitutes, or purports to constitute, a restriction on the exercise of any statutory power by any party thereto or any other person may be ineffective.

(c)	The power of an English court to order specific performance of an obligation or other equitable remedy is discretionary and accordingly, an English court might make an award of damages where specific performance of an obligation or other equitable remedy is sought.

(d)	Claims may become barred under the Limitation Act 1980 or the Foreign Limitation Periods Act 1984 or may be or become subject to a defence of set-off or counterclaim.

(e)	Any provision in the Indenture which confers, purports to confer or waives a right of set-off or similar right may be ineffective against a liquidator or creditor.

(f)	Where any person is vested with a discretion or may determine a matter in its opinion, that person may be required to exercise its discretion in good faith, reasonably and for a proper purpose, and to form its opinion in good faith and on reasonable grounds.

(g)	Enforcement may be limited by the provisions of English law applicable to an agreement held to have been frustrated by events happening after its execution.

(h)	A party to a contract may be able to avoid its obligations under that contract (and may have other remedies) where it has been induced to enter into that contract by a misrepresentation or where there has been any bribe or other corrupt conduct and the English courts will generally not enforce an obligation if there has been fraud.

(i)	Any provision to the effect that any calculation, determination or certification is to be conclusive and binding may not be effective if such calculation, determination or certification is fraudulent, arbitrary or manifestly incorrect and an English court may regard any certification, determination or calculation as no more than prima facie evidence.

(j)	The effectiveness of any provision of any agreement or instrument which allows an invalid provision to be severed in order to save the remainder of its provisions will be determined by the English courts in their discretion.

(k)	The opinions expressed in this Opinion are subject to the effects of any United Nations, European Union or UK sanctions or other similar measures implemented or effective in the United Kingdom with respect to any party to the Indenture which is, or is controlled by or otherwise connected with, a person resident in, incorporated in or constituted under the laws of, or carrying on business in a country to which any such sanctions or other similar measures apply, or is otherwise the target of any such sanctions or other similar measures.

(l)	To the extent that any matter is expressly to be determined by future agreement or negotiation, the relevant provision may be unenforceable or void for uncertainty.

(m)	Given that no security interest has been created under the Indenture as at the date of this Opinion, we express no opinion whatsoever on any security interest created or provided for in the Indenture or whether any such security interest could in the future be legally and validly created.